UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		July 12, 2018
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503) 671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 12, 2018, the Board of Directors of NIKE, Inc. (the "Company") appointed Cathleen Benko to serve as a Director of the Company.

Ms. Benko, 59, is a Vice Chairman and Managing Principal of Deloitte LLP ("Deloitte"), an organization that, through its subsidiaries and as part of a network of member firms, provides audit, consulting, tax, and advisory services to clients throughout the world.  During her nearly 30-year career with Deloitte, Ms. Benko held many leadership roles, some concurrent with her most recent position as Vice Chairman and Managing Principal, a position she has held since 2011.  From 2015 to 2018, she served as Senior Partner working with digital giants where she was the lead advisory partner for several digital-native companies.  From 2010 to 2014, Ms. Benko served as Chief Digital, Brand, and Communications Officer.  Previous to this role as Chief Digital, Brand, and Communications Officer, she held multiple technology and talent management roles, including serving as Deloitte’s first Vice Chairman and Chief Talent Officer from 2006 to 2010, its Chief Inclusion Officer from 2008 to 2010 and as Managing Principal, Initiative for the Retention and Advancement of Women, from 2003 to 2009.  Ms. Benko led Deloitte’s technology sector from 2003 to 2007 and was previously Deloitte’s first Global e-Business Leader, a position she held from 1998 to 2002.  Ms. Benko serves as a member of Catalyst’s Board of Advisors and is chair of a Harvard Business School Advisory Council.

There was no arrangement or understanding pursuant to which Ms. Benko was elected as a director, and there are no related party transactions between the Company and Ms. Benko.

Ms. Benko will participate in the Company's standard director compensation program which provides for an annual retainer of $100,000 per year, an annual restricted stock award of $175,000 and a sign-on restricted stock award of $175,000.

Effective July 12, 2018, the Compensation Committee of the Board of Directors awarded Ms. Benko 2,262 shares of the Company's Class B Common Stock. The shares are subject to forfeiture in the event that Ms. Benko's service as a director of the Company terminates prior to the first anniversary of the grant.

The Company issued a press release on July 12, 2018 announcing the appointment of Ms. Benko.  The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished with this Form 8-K:

Exhibit No.	Exhibit
99.1	NIKE, Inc. Press Release dated July 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: July 12, 2018	By:	/s/ Andrew Campion
Andrew Campion
Chief Financial Officer